UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2004 (September 1, 2004)

Psychiatric Solutions, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-20488 (Commission File Number)	23-2491707 (I.R.S. Employer Identification Number)

840 Crescent Centre Drive, Suite 460, Franklin, Tennessee 37067
(Address of Principal Executive Offices)

(615) 312-5700
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On September 1, 2004, William M. Petrie, M.D. was elected to the Board of Directors of Psychiatric Solutions, Inc. (the “Company”). Dr. Petrie is President of Psychiatric Consultants, P.C. (“PPC”), a leading psychiatry practice in Nashville, Tennessee, as well as the Clinical Director of Geriatric Services and an attending physician at Parthenon Pavilion at Centennial Medical Center in Nashville, Tennessee. He is also Clinical Professor of Psychiatry at the School of Medicine at Vanderbilt University and Clinical Assistant Professor of Psychiatry at Meharry Medical College.

     The Company performs certain management services for PPC pursuant to a Management Agreement. PPC paid the Company $112,135 for such services in 2003 and has paid the Company $80,621 through July 30, 2004. In addition to being President of PPC, Dr. Petrie owns approximately a 14% interest in PPC.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHIATRIC SOLUTIONS, INC.

	By:	/s/ Brent Turner

Brent Turner Vice President, Treasurer and Investor Relations

Date: September 7, 2004